EXHIBIT 10.12 LETTER AGREEMENT

GETTY PROPERTIES CORP.

125 Jericho Turnpike, Suite 103

Jericho, NY 11753

October 3, 2012

The Getty Petroleum Liquidating Trust

Alfred T. Giuliano, as Liquidating Trustee

c/o Giuliano, Miller & Company LLC

Berlin Business Park

140 Bradford Drive

West Berlin, NJ 08091

Dear Mr. Giuliano:

On August 24, 2012, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order confirming the First Amended Plan of Liq- uidation for Getty Petroleum Marketing Inc. and its Subsidiary Debtors Proposed by Official Committee of Unsecured Creditors (as amended, modified, and supplemented, the “Plan”). The Plan became effective on September 24, 2012.

Subject to the terms and conditions of this letter agreement (the “Letter Agreement”), and assuming the Bankruptcy Court enters an order approving this Letter Agreement (the “Approval Order”), we (or an affiliate designated by us, hereinafter referred to as “we” or “us”) hereby agree to provide to you, in exchange for the consideration set forth in this Letter Agreement, cash in an amount not to exceed $6,725,000.00 (the “Maximum Advance Amount”) to be used by you, in accordance with the terms hereof, to fund certain expenses solely in connection with (a) the administration of the Getty Petroleum Liquidating Trust (the “Trust”) and the wind down of the estates of Getty Petroleum Marketing Inc., Gasway Inc., Getty Terminals Inc. and PT Petro Corp. (the “Getty Estates”) and (b) prosecution of (i) litigation against LUKOIL Americas Corp. and/or LUKOIL North America LLC (collectively “Lukoil”) currently pending in the Bankruptcy Court under case numbers 11-ap-02941 and 11-ap-02942 (collectively, the “Existing Lukoil Litigation”) and (ii) any additional lawsuits or claims that you may bring against either (A) Lukoil and/or (B) any officers, directors, employees, agents and affiliates of Lukoil and/or Getty Petroleum Marketing Inc. arising from substantially the same facts, transactions or occurrences as the Existing Lukoil Litigation (together with the Existing Lukoil Litigation, (the “Lukoil Litigation”). Except as otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Plan.

Advances

On and after the date of this Letter Agreement, you may request from us one or more payments in immediately available funds (each such payment, an “Advance”) by delivery of a notice substantially in the form of Exhibit A hereto (such notice, a “Draw Notice”). Such Draw Notice shall state, among other things, whether the proceeds of the requested Advance are to be used to pay (i) the reasonable fees, costs and expenses incurred by you in engaging customary expert witnesses in connection with the Lukoil Litigation (any such advance, an “Expert Witness Advance”), (ii) the reasonable fees, costs and expenses incurred by you in connection with the administration of the Trust and the wind-down of the Getty Estates, in each case in accordance with the terms of the Plan and the Liquidating Trust Agreement (including, without limitation, reasonable severance and payroll expenses and reasonable out-of-pocket costs and expenses incurred by Giuliano, Miller & Company LLC, but excluding (A) any and all fees, costs and expenses that may be paid with the proceeds of the Expert Witness Advances and the Counsel Advances and (B) any and all fees, costs and expenses of counsel) (a “Wind-Down Advance”) or (iii) the reasonable fees, costs and expenses of counsel incurred by you in connection with the prosecution of the Lukoil Litigation (any such advance, a “Counsel Advance”). Within five (5) business days after our receipt of a Draw Notice, we shall make an Advance to you in the amount requested; provided, however, that we shall have no obligation to make any requested Advance if: (1) the amount of such requested Advance shall exceed the excess of (A) the Maximum Advance Amount over (B) the amount of all other Advances made pursuant to this Letter Agreement (such excess, the “Maximum Available Amount”) (in which case our obligation to advance shall be limited to the Maximum Available Amount); (2) if such requested Advance is an Expert Witness Advance, the amount of such requested Advance shall exceed the excess of (A) the lesser of (x) $725,000.00 and (y) the reasonable, documented and invoiced fees, costs and expenses incurred by you in engaging customary expert witnesses in connection with the Lukoil Litigation having accrued as of the date on which the applicable Draw Notice was delivered and without consideration of whether such fees, costs and expenses have been paid over (B) the amount of all other Expert Witness Advances made pursuant to this Letter Agreement (such excess, the “Expert Witness Available Amount”) (in which case our obligation to advance shall be limited to the Expert Witness Available Amount); (3) if such requested Advance is a Wind-Down Advance, the amount of such requested Advance shall exceed the excess of (A) the least of (x) $800,000.00, (y) the reasonable fees, costs and expenses incurred by you in connection with the administration of the Trust and wind-down of the Getty Estates, in each case in accordance with the terms of the Plan and the Liquidating Trust Agreement (including, without limitation, reasonable payroll expenses and reasonable out-of-pocket costs and expenses incurred by Giuliano, Miller & Company LLC, but excluding (A) any and all fees, costs and expenses that may be paid with the proceeds of the Expert Witness Advances and the Counsel Advances and (B) any and all fees, costs and expenses of counsel) having accrued as of the date on which the applicable Draw Notice was delivered and without consideration of whether such fees, costs and expenses have been paid and (z) the amount of such fees, costs and expenses set forth on a budget, acceptable to each of you and us in such party’s sole discretion (such budget, the “Budget”), through the date on which the applicable Draw Notice was delivered (it being understood that, in the absence of a mutually agreed Budget, this amount shall be $0) over (B) the amount of all other Wind-Down Advances made pursuant to this Letter Agreement (such excess, the “Wind-Down Available Amount”) (in which case our obligation to advance shall be limited to the Win-Down Available Amount); (4) if such requested Advance is a Counsel Advance, the amount of such requested Advance shall exceed the excess of (A) the lesser of (x) $5,200,000.00 (the

“Counsel Maximum Amount”) and (y) the reasonable, documented and invoiced fees, costs and expenses of counsel incurred by you in connection with the Lukoil Litigation having accrued as of the date on which the applicable Draw Notice was delivered and without consideration of whether such fees, costs and expenses have been paid over (B) the amount of all other Counsel Advances made pursuant to this Letter Agreement (such excess, the “Counsel Available Amount”) (in which case our obligation to advance shall be limited to the Counsel Available Amount”); (5) the amount of such requested Advance is less than $20,000.00; (6) the applicable Draw Notice is delivered to us on or after the date that is the earlier of (x) twenty (20) days prior to the Maturity Date (as defined below) or (y) on or after the Initial Payment Date (as defined below); or (7) you have breached any of your obligations under this Letter Agreement and such breach is continuing.

Expert Witness Advances & Wind-Down Advances

You may use the proceeds of the Expert Witness Advances solely to pay the reasonable fees, costs and expenses incurred by you in engaging customary expert witnesses in connection with the Lukoil Litigation. You may use the proceeds of the Wind-Down Advances solely to pay the reasonable fees, costs and expenses incurred by you in connection with the administration of the Trust and the wind-down of the Getty Estates, in each case in accordance with the terms of the Plan and the Liquidating Trust Agreement (including, without limitation, reasonable payroll expenses and reasonable out-of-pocket costs and expenses incurred by Giuliano, Miller & Company LLC, but excluding (A) any and all fees, costs and expenses that may be paid with the proceeds of the Expert Witness Advances and the Counsel Advances and (B) any and all fees, costs and expenses of counsel) in accordance with the Budget; provided, however, that (i) no more than $300,000.00 of the proceeds of the Wind-Down Advances may be used to pay any fees of Alfred T. Giuliano, as Liquidating Trustee, or Giuliano, Miller & Company LLC (collectively, the “Trustee Fees”) and (ii) no proceeds of the Wind-Down Advances may be used to pay Trustee Fees in excess of the amount of Trustee Fees that have accrued on an hourly basis.

The Expert Witness Advances and the Wind-Down Advances shall bear interest at an an- nual rate equal to fifteen percent (15%) (the “Interest Rate”). On the first day of each calendar month, all accrued interest shall be capitalized and added to the outstanding principal amount of the Expert Witness Advances or the Wind-Down Advances, as applicable. All accrued and capitalized interest shall, after being so capitalized, be treated as part of the principal amount of such Advance and bear interest at the Interest Rate. After the occurrence and during the continuance of any breach by you of your obligations under this Letter Agreement, we may send you a notice of such breach (a “Default Notice”). If such breach is not cured by the date that is ten (10) days after the date on which such Default Notice was delivered (the “Increment Date”), all Expert Witness Advances and Wind-Down Advances shall bear interest at an annual rate equal to the Interest Rate plus four percent (4%) (additional interest resulting from such increased interest rate, “Default Interest”) from the Increment Date until such breach is cured.

The entire unpaid principal amount (including capitalized interest) of the Expert Witness Advances and the Wind-Down Advances, together with all accrued and unpaid interest payable thereon, shall be due and payable on the date (the “Initial Payment Date”) that is the earliest of the following: (i) the date which is two (2) years from the date of this Letter Agreement (the “Maturity Date”), subject to permitted and mandatory prepayment; provided that, upon your written request (such request to be delivered prior to the Maturity Date and on or after the date that is twenty (20) days prior to the Maturity Date) and our prior written consent thereto (such consent not to be unreasonably withheld or delayed), the Maturity Date shall be extended to the date which is three (3) years from the date of this Letter Agreement; (ii) the date that is five (5) business days after the first date on which you receive any proceeds of the Lukoil Litigation and (iii) the date of any acceleration by reason of your breach of this Letter Agreement, as hereinafter provided. All payments and prepayments on the Expert Witness Advances and the Wind-Down Advances shall be applied first to accrued, unpaid and uncapitalized interest and then to principal (including capitalized interest).

You may repay the Expert Witness Advances and the Wind-Down Advances, in whole or in part, at any time in increments of not less than $50,000.00 on not less than five (5) business days’ written notice to us. No amount of Expert Witness Advances or Wind-Down Advances that has been repaid may be reborrowed.

Counsel Advances

You may use the proceeds of the Counsel Advances solely to pay the reasonable fees, costs and expenses of counsel incurred by you in connection with the Lukoil Litigation.

In consideration for the making of the Counsel Advances, we shall be entitled to receive from you the greater of (1) twenty-four percent (24%) of the gross proceeds obtained in connection with the Lukoil Litigation (including, for the avoidance of doubt, any damage or other awards or recoveries paid by or on behalf of any defendants in the Lukoil Litigation and any proceeds arising from any settlement of the Lukoil Litigation (including, in each case and for the avoidance of doubt, any amounts paid by any providers of insurance to or on behalf of any defendants in the Lukoil Litigation)) and (2) the aggregate amount of the Counsel Advances plus interest, calculated as if such Counsel Advances were Expert Witness Advances (including, for the avoidance of doubt, Default Interest, if applicable) (the greater of the amounts described in clauses (1) and (2), the “Payment Amount”).

Such Payment Amount shall be due and payable by you to us in immediately available funds on the Initial Payment Date. If, on any date on or after the date on which you first received proceeds in connection with the Lukoil Litigation, you receive any additional proceeds in con- nection with the Lukoil Litigation, you shall pay to us in immediately available funds on the date which is five (5) business days after the date of such receipt of additional proceeds (each such date, a “Subsequent Payment Date”) an amount equal to the difference between (A) the Payment Amount calculated as of such Subsequent Payment Date and without giving effect to any repayment of the Counsel Advances on the Initial Payment Date or any previous Subsequent Payment Date and (B) the aggregate amount of payments made by you to us in respect of the Counsel Advances prior to such Subsequent Payment Date. You may not prepay the Counsel Advances.

Security & Limited Recourse

To induce us to make the Advances, and subject to Bankruptcy Court approval, you hereby grant to us, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all of your obligations under this Letter Agreement, a continuing first priority lien and security interest in and to all of the Collateral (as defined below). For purposes of this Letter Agreement, all of the following property now owned or at any time hereafter acquired by you, or in which you now have or at any time in the future may acquire any right, title or interest, wherever located, is collectively referred to as the “Collateral”: (a) all of your right, title and interest in and to (but not any of your obligations, liabilities or indemnifications under) the Lukoil Litigation and any and all claims at issue therein; and (b) any recoveries or proceeds with respect to any of the foregoing.

Upon execution of this Letter Agreement and your obtaining rights in the Collateral, this Letter Agreement and the Approval Order (as defined below) shall create – without further need of any Uniform Commercial Code filings – a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in and lien upon the Collateral in favor of us, on the terms set forth in this Letter Agreement and the Approval Order. Notwithstanding anything to the contrary herein or any failure on the part of any party hereto to take any action, the liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Approval Order. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the liens and security interests granted by or pursuant to this Letter Agreement or the Approval Order. Notwithstanding the above, you authorize us, our counsel and our other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as we reasonably determine appropriate to perfect the security interests granted under this Letter Agreement, and such financing statements and amendments may describe the Collateral covered thereby. You hereby also authorize us, our counsel and our other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Letter Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

You shall maintain the security interest created by this Letter Agreement as a perfected security interest having at least the priority described above and shall defend such security interest and such priority against the claims and demands of all persons.

During the continuance of any breach of your obligations hereunder, we may exercise, in addition to all other rights and remedies granted to us in this Letter Agreement, all rights and remedies of a secured party under the applicable Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, we, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon you or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in public or private sale or sales, at any exchange or broker’s board or any of our offices or elsewhere upon such terms and conditions as we may deem advisable and at such prices as we may deem best, for cash or on credit or for future delivery without assumption of any credit risk. We shall have the right upon any such public sale or sales, and, to the extent permitted by the Uniform Commercial Code and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption held by you, which right or equity is hereby waived and released. You further agree, at our request, to assemble the Collateral and make it available to us at places that we shall reasonably select, whether at your premises or elsewhere. We shall apply the net proceeds of any action taken by us, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or our rights hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of your obligations hereunder, in such order as this Letter Agreement shall prescribe, and only after such application and after the payment by us of any other amount required by any provision of law, shall we be required to account for the surplus, if any, to you. To the extent permitted by applicable law, you waive all claims, damages and demands you may acquire against us arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

If you fail to perform or comply with any of your agreements contained herein, we, at our option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. Our expenses incurred in connection with actions undertaken as provided in this paragraph and the immediately preceding paragraph, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Expert Witness Advances under this Letter Agreement, from the date of payment by us to the date reimbursed by you, shall be payable by you to us on demand. You hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Letter Agreement are coupled with an interest and are irrevocable until this Letter Agreement is terminated and the security interests created hereby are released.

Notwithstanding anything to the contrary in this Letter Agreement, in the event of foreclosure upon the Collateral, we shall not be entitled to retain any portion of the Collateral or the proceeds thereof in excess of your obligations to us under this Letter Agreement.

Except as specifically provided in this Letter Agreement, any judgment in any action or proceeding in respect of your obligations under this Letter Agreement (other than the Supplemental Obligations (as defined below)) shall be enforceable against you only to the extent of your interest in the Collateral and, if the proceeds of any sale or other disposition of the Collateral by us are insufficient to pay all of your obligations under this Letter Agreement (other than the Supplemental Obligations) in full, we agree that we shall not sue for, seek or demand any deficiency judgment against you in any such action or proceeding.

The provisions of the immediately preceding paragraph shall not: (a) constitute a waiver, release or impairment of any obligation arising under, evidenced by or secured pursuant to this Letter Agreement; (b) impair our right to name you as a party defendant in any action or proceeding for foreclosure and sale under this Letter Agreement; (c) impair the enforcement of this Letter Agreement; (d) constitute a prohibition against our seeking a deficiency judgment against you in order to fully realize the security granted by this Letter Agreement or our commencing any other appropriate action or proceeding in order to exercise our remedies against the Collateral;

or (e) constitute a waiver of our right to enforce your liability and obligations under the terms of the Letter Agreement, by money judgment or otherwise, to the extent of any actual out- of-pocket loss, damage, cost, expense, liability, claim or other obligation incurred by us (including, without limitation, fees, costs and expenses of counsel) arising out of or in connection with any of the following: (i) fraud or intentional misrepresentation by you in connection with this Letter Agreement; (ii) misappropriation or conversion by you of all or any portion of the Collateral or the proceeds of any Advances; (iii) your undertaking of any Required Consent Action without our prior written approval or Bankruptcy Court approval; (iv) any intentional waste by you of the Collateral; (v) your impeding our exercise of remedies other than through the assertion of a valid defense; or (vi) the Supplemental Obligations.

Operations

You shall not undertake any of the following without our prior written approval: (i) withdraw, dismiss, settle or compromise all or any portion of the Lukoil Litigation; (ii) sell, lease, transfer, loan, invest or otherwise dispose of all or any portion of the Collateral; or (iii) grant any liens, charges, pledges or encumbrances on all or any portion of the Collateral (collectively, the “Required Consent Actions”).

Notwithstanding anything herein to the contrary, you shall not be required to obtain our approval under the immediately preceding paragraph, if, after reasonable notice and an opportunity for a hearing, you receive Bankruptcy Court approval to take such action.

Supplemental Obligations

All of your obligations listed under the heading “Supplemental Obligations” shall be referred to in this Letter Agreement as the “Supplemental Obligations”.

Each of the parties hereto agrees that we shall dispose of any remaining Gasoline Inventory (as defined in the Stipulation and Order) currently in our possession in accordance with a plan of disposition reasonably acceptable to you and us. We agree that we shall promptly turn over all proceeds of such disposition to you for distribution in accordance with the terms of the Plan (net of any and all costs (including, without limitation, any and all costs of compliance with any law, any governmental rule or regulation or any order, judgment or decree of any court or other agency of government) incurred arising out of, related to or in connection with such disposition). Upon the execution of this Letter Agreement, you shall be deemed to have forever waived, released, acquitted and discharged us and all of our current, former or future officers, directors, employees, stockholders, agents, servants, assigns, successors, predecessors, representatives, members, financial advisors, industry experts/advisors, attorneys, trustees, partners, subsidiaries, parent entities and affiliates from any and all claims, demands, debts, objections to claims, obligations, damages, losses or liabilities whatsoever of any nature, type or description, whether known or unknown, suspected or unsuspected, concealed or hidden, direct or indirect, patent or latent, or fixed or contingent, arising out of or relating to any cause, matter or thing from the beginning of time pertaining in any way to the Gasoline Inventory; provided, however, that such release shall not affect your ability to assert the rights set forth in this paragraph.

To the extent provided for in the Stipulation and Order,1 you agree to turn over to us, promptly upon your receipt thereof, all insurance proceeds relating to the property described on Schedule II hereto and all fixtures, facilities, other improvements or other property of any kind located thereon. You further agree that you shall use best efforts to cause Cambridge Petroleum Holdings Inc. (or any other party entitled to deliver instructions to any applicable insurance carrier) to deliver instructions directing delivery of such proceeds to us to all applicable insurance providers and to provide evidence of such instructions to us.

In accordance with the terms of the Stipulation and Order, you further agree to assign to us any right, title and interest in any and all insurance policies affecting the Premises (as that term is defined in the Stipulation and Order) pertaining to any environmental liability of any kind. To the extent that, as a result of claims that we may assert against such policies, the limits of such policies are exhausted prior to the reimbursement in full of other claimants (including you) against such policies, we shall pay to you an amount such that, after distribution of such amount to such other claimants, all claimants (including us and you) against each such policy will receive equal reimbursement on a pro rata basis for all bona fide claims against such policy; provided that we shall not setoff any amounts due to you pursuant to this paragraph against any amounts owed by you to us (other than amounts owed in respect of the Getty Realty Superpriority Claim).

You further agree promptly (i) to sell to us, pursuant to an agreement to be agreed upon by each of you and us, the properties listed on Schedule III hereto for a purchase price of $185,000.00 and (ii) to seek Bankruptcy Court approval of such sale; provided, however, that we may choose not to purchase any or all of such properties in our sole discretion; provided further that, upon exercising our right not to purchase any or all of such properties, the purchase price shall be reduced by the portion of the purchase price attributable to such properties. For the avoidance of doubt, you may choose to accept a higher and better offer prior to the approval of such sale by the Bankruptcy Court, and for the further avoidance of doubt, the sale will only take place after a hearing held (and, to the extent any other party submits a higher and better offer, auction process conducted) in accordance with section 363 of the Bankruptcy Code.

Miscellaneous

For the avoidance of doubt, no counsel that you may have retained shall be obligated to do any work of any kind with respect to any aspect of the Lukoil Litigation other than the Existing Lukoil Litigation in the absence of an increase in the Counsel Maximum Amount in an amount acceptable to each party to this Letter Agreement in their sole discretion.

For the avoidance of doubt, nothing in this Letter Agreement shall be construed to modify, abridge or enhance, in any way, the terms and conditions of the Stipulation and Order.

[1]

The Stipulation and Order Deferring Rents Owing to Getty Properties, Establishing Procedures for the Administration of the Chapter 11 Cases, Extending the Time for the Debtors to Assume or Reject the Master Lease and Other Matters, Docket. No. 348, In re Getty Petroleum Marketing Inc., et al., Case No. 11-15606 (Bankr. S.D.N.Y. Apr. 2, 2012).

Upon the occurrence and during the continuance of any breach by you of your obligations hereunder, without further order of, application to, or action by, the Bankruptcy Court, we may by written notice to you declare that all or any portion of the Advances (including any capitalized interest), all interest thereon and all other amounts payable under this Letter Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, subject to the right of the Trustee to seek redress before the Bankruptcy Court if the Trustee reasonably disputes the allegation of such breach hereunder.

It is a condition to the effectiveness of this Letter Agreement that the Bankruptcy Court shall enter an order approving each party’s entry into this Letter Agreement, which order shall be acceptable to both of us in our sole and absolute discretion (the “Approval Order”). In the event that the Bankruptcy Court does not enter the Approval Order, this Letter Agreement shall be of no force or effect.

You agree to adhere to the terms of the Liquidating Trust Agreement. Any material breach by you of the Liquidating Trust Agreement shall constitute a breach of this Letter Agreement.

You agree to provide to us, promptly upon receipt thereof, any and all invoices and other communications, whether to or from you, relating to fees, costs and expenses incurred by you in engaging customary expert witnesses in connection with the Lukoil Litigation and/or fees, costs and expenses of counsel incurred by you in connection with the Lukoil Litigation. You also agree to provide to us promptly upon receipt thereof any settlement offers pertaining to the Lukoil Litigation (whether written, oral or otherwise), as well as any other communications relating thereto, whether to or from you (including, without limitation, any responses by you to any such settlement offers).

Each party hereto represents and warrants that the execution, delivery and performance of this Letter Agreement by it is within its powers, has been duly authorized by all necessary action and will not constitute or result in a breach or default under or conflict with any material order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any material agreement or other material undertaking, to which it is a party or by which it is bound. Each party hereto represents and warrants that its signature on this Letter Agreement is genuine, and it has the legal competence and capacity to execute the same, and, assuming the due authorization, execution and delivery of this Letter Agreement by the other party hereto, this Letter Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

At any time and from time to time on and after the date hereof, at the reasonable request of either party hereto, the other party hereto will execute and deliver all such other and further agreements, documents and instruments and take or cause to be taken all such other and further actions as the requesting party hereto may reasonably deem necessary or desirable to effectuate the intent and purposes, and carry out the terms, of this Letter Agreement.

You agree to indemnify us, our parent and subsidiary companies and our and their respective officers, directors, employees, agents and affiliates (each such person being referred to as a “Participant Indemnitee”) against, and to hold each Participant Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, without limitation, reasonable counsel fees, disbursements and expenses) incurred by or asserted against any Participant Indemnitee arising out of or resulting from the breach of any of your representations, warranties, covenants and agreements set forth in this Letter Agreement; provided, however, that such indemnity shall not, as to any Participant Indemnitee, be available to the extent such losses, claims, damages, liabilities and related expenses have resulted from the gross negligence or willful misconduct of such Participant Indemnitee. This indemnity shall remain operative and in full force and effect regardless of the expiration or termination of this Letter Agreement, the consummation of the transactions contemplated hereby, or the invalidity or unenforceability of any provision of this Letter Agreement. All amounts due under this paragraph shall be due and payable upon written demand therefor.

You agree to pay, or reimburse us for, all of our reasonable, actual and documented out- of-pocket costs and expenses of every type and nature (including the reasonable, actual and documented fees, expenses and disbursements of counsel) incurred by us in connection with any of the following: (i) the preparation, negotiation, execution or interpretation of this Letter Agreement or the making of any Advances hereunder, (ii) the creation, perfection or protection of any lien granted hereunder (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iii) the ongoing administration of this Letter Agreement and the Advances, including consultation with attorneys in connection therewith and with respect to our rights and responsibilities hereunder, (iv) the protection, collection or enforcement of your obligations or the enforcement of any of our rights under this Letter Agreement, (v) the commencement, defense or intervention in any court proceeding relating in any way to this Letter Agreement, including, without limitation, monitoring of and participation in the Lukoil Litigation, (vi) the response to, and preparation for, any subpoena or request for document production with which we are served or deposition or other proceeding in which we are called to testify, in each case, relating in any way to this Letter Agreement and (vii) any amendment, consent, waiver, assignment, restatement, or supplement to this Letter Agreement or the preparation, negotiation and execution of the same. All amounts due under this paragraph shall be payable upon the Initial Payment Date; provided that if we incur additional costs and expenses after the Initial Payment Date, your obligations under this paragraph with respect to such cost and expenses shall be due and payable upon written demand therefor. Notwithstanding anything to the contrary in this paragraph, such amounts shall bear interest (including, for the avoidance of doubt, Default Interest, if applicable) at the rate specified for Expert Witness Advances, accruing from the date of written demand therefor. Notwithstanding anything to the contrary in this paragraph, your obligations pursuant to this paragraph (excluding any interest) shall not exceed the lesser of (i) $1,300,000.00 and (ii) twenty-five percent (25%) of the fees, costs and expenses of counsel incurred by you in connection with the prosecution of the Lukoil Litigation.

All communications between the parties in respect of, or notices, requests, directions, consents or other information sent under, this Letter Agreement shall be in writing, hand delivered or sent by overnight courier, electronic transmission or telecopier, addressed to the relevant party at its address, electronic mail or facsimile number specified below or at such other address, electronic mail or facsimile number as such party may subsequently request in writing:

The Getty Petroleum Liquidating Trust:

Alfred T. Giuliano, as Liquidating Trustee

c/o Giuliano, Miller & Company LLC

Berlin Business Park

140 Bradford Drive

West Berlin, NJ 08091

Telephone: 856-767-3000

Email: atgiuliano@giulianomiller.com

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Attention: Andrew Goldman

Telephone: (212) 230-8800

Email: Andrew.Goldman@wilmerhale.com

Getty Properties Corp.:

125 Jericho Turnpike, Suite 103

Jericho, New York 11753

Attention: David B. Driscoll

Telephone: (516) 478-5478

Email: ddriscoll@gettyrealty.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Scott K. Charles

Telephone: (212) 403-1000

Email: skcharles@wlrk.com

All such communications and notices shall be effective upon receipt.

All payments made by you to us under this Letter Agreement, shall be made in the lawful currency of the United States by wire transfer of immediately available funds in accordance with the wire instructions specified on Schedule IV hereto.

This Letter Agreement and the other amendments, restatements and agreements contem- plated hereby, supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates with respect to the subject matter hereof.

Alfred T. Giuliano is the Liquidating Trustee of the Getty Petroleum Liquidating Trust, of which Getty Properties Corp. is a beneficiary. Otherwise, neither party hereto is a trustee or agent for the other, nor does either have any fiduciary obligations to the other. This Letter Agreement shall not be construed to create a partnership or joint venture between the parties hereto.

This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A facsimile or pdf copy of a signature of a party hereto shall have the same effect and validity as an original signature.

This Letter Agreement may be amended only by means of a writing signed by each party hereto.

All representations, warranties, covenants, indemnities and other provisions made by the parties shall be considered to have been relied upon by the parties, shall (as to representations and warranties) be true and correct as of the date hereof, and shall survive the execution, delivery and performance of this Letter Agreement.

Whenever in this Letter Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants and agreements by and on behalf of such party that are contained in this Letter Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Neither party hereto may assign or delegate any rights, interests, duties or obligations hereunder without the express prior written consent of the other party hereto (which such consent shall be in the sole and absolute discretion of such other party hereto) and any attempted assignment or delegation without such consent shall be null and void; provided, however, that we may assign any or all of our rights, interests, duties or obligations hereunder to any of our affiliates or successors in interest without your consent.

Each party hereto represents and warrants that (i) it is a sophisticated party, with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of consummating the transactions contemplated hereby and (ii) it has been solely responsible for the analysis of the merits and risks of entering into this Letter Agreement and of the fairness and desirability of the terms of this Letter Agreement and, except as expressly set forth herein, has not relied on any information provided by the other party or any affiliate or agent of the other party (or the fact that no such information has been provided) in deciding whether or on what terms and conditions to consummate the transactions contemplated hereby.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS LETTER AGREEMENT SHALL BE LITIGATED IN THE BANKRUPTCY COURT, HEREBY WAIVING ANY DEFENSE OF IMPROPER VENUE OR FORUM NON CONVENIENS TO THE MAINTENANCE OF ANY PROCEEDING THEREIN, AND THAT THE BANKRUPTCY COURT HAS AUTHORITY TO ENTER FINAL ORDERS WITH RESPECT THERETO. EACH OF THE PARTIES

HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, AND FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL. Each party hereto consents to service of process by certified mail at its address set forth below. Each of the parties has jointly participated in the negotiation and drafting of this Letter Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Letter Agreement will be construed as if drafted jointly by each of the parties and no presumptions or burdens of proof will arise favoring any party by virtue of the authorship of any of the provisions hereof.

Notwithstanding anything to the contrary contained in this Letter Agreement, the interest paid or agreed to be paid under this Letter Agreement shall not exceed the maximum rate of nonusurious interest permitted by applicable law (the “Maximum Rate”). If we shall receive interest (including any charges, fees, payments or other consideration which, under applicable law, are properly characterized as interest) in an amount that exceeds the Maximum Rate, the excess interest shall automatically be deemed to be and shall be applied to the principal of the Advances or, if it exceeds such unpaid principal, refunded to you. In determining whether the interest contracted for, charged, or received by us exceeds the Maximum Rate, we may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Letter Agreement. For purposes of determining compliance with applicable law, all Advances shall be considered to be a single, integrated transaction and it shall be understood that (A) we would not have agreed to provide any Expert Witness Advances absent agreement to provide Counsel Advances on the terms set forth herein and (B) we would not have agreed to provide any Counsel Advances absent agreement to provide Expert Witness Advances on the terms set forth herein.

Except as expressly set forth herein, nothing in this Letter Agreement shall affect in any way any of your obligations to us and/or any of our affiliates set forth in the Plan or any other agreement in effect on the date hereof.

For the avoidance of doubt, Alfred T. Giuliano is executing this Letter Agreement solely in his capacity as Liquidating Trustee of the Trust and not in his individual capacity. In respect of your obligations hereunder, we shall have recourse only to the assets of the Trust (and not to assets held by Alfred T. Giuliano or Giuliano, Miller & Company LLC in their respective individual capacities).

[Signatures Appear On Following Page]

Sincerely,

GETTY PROPERTIES CORP

By:	[Illegible]
Name:	[Illegible]
Title:	[Illegible]

AGREED AND ACKNOWLEDGED

AS OF THE DATE FIRST WRITTEN ABOVE:

THE GETTY PETROLEUM LIQUIDATING TRUST

By:
Name:
Title:

[Signature Page to Funding Agreement]

Sincerely,

GETTY PROPERTIES CORP.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED

AS OF THE DATE FIRST WRITTEN ABOVE:

THE GETTY PETROLEUM LIQUIDATING TRUST

By:	/s/ Alfred T. Giuliano
Name: Alfred T. Giuliano
Title: Liquidating Trustee

EXHIBIT A

FORM OF DRAW NOTICE

Getty Properties Corp.,

[Date]

Ladies and Gentlemen:

Reference is made to that certain Letter Agreement, dated as of October 3, 2012 (as amended, supplemented or otherwise modified from time to time, the “Letter Agreement”), among GETTY PROPERTIES CORP. (“Lender”) and THE GETTY PETROLEUM LIQUIDATING TRUST (“Borrower”). Terms defined in the Letter Agreement are used herein with the same meanings. This notice constitutes a Draw Notice. Borrower hereby requests an Advance under the Letter Agreement, and in that connection the Borrower specifies the following information with respect to such Advance requested hereby:

(A) Type of Advance: [Expert Witness] / [Wind-Down] / [Counsel]

(B) Amount of Advance:

(C) Date of Advance (which shall be a business day):

(D) Location and number of Borrower’s account to which proceeds of Borrowing are to be disbursed:

The Borrower hereby represents and warrants that the conditions to the making of such Advance specified in the Letter Agreement are satisfied.

THE GETTY PETROLEUM LIQUIDATING TRUST

By:
Name:
Title:

SCHEDULE I

[RESERVED]

SCHEDULE II

Proceed Assignment Properties

1. 49 Riverside Avenue, Rensselaer, NY 12144 and dock facilities attached to such property

SCHEDULE III

Properties to Be Sold, Subject to Higher and Better Offers

1. The following three (3) pieces or parcels of land (any or all of which may in turn consist of one or more individual parcels or lots) (collectively, the “Real Property”):

•	1222 Hanover Street, Hanover, MA 02339

•	1000 Maple Avenue, Cherry Hill, NJ 08002

•	178 Park Road, West Hartford, CT 06110

2. All buildings, other improvements and fixtures on the Real Property.

3. All of the Trust’s rights, title and interest relating to the Real Property, including all tenements, hereditaments and appurtenances related or appertaining thereto.

4. All right or title and interest which the Trust has in and to all transferable licenses, permits, certifications and registrations and all other personal property and fixtures presently on or related to the Real Property which are appurtenant to or used in the operation thereof by the Trust, as the owner of the Real Property or otherwise located on the Real Property as of the date hereof (but exclusive of any such personal property owned by any tenant.

5. All of Seller’s right, title, interest and goodwill in or associated with the domain name “www.getty.com”.

SCHEDULE IV

Wire Instructions

Bank:	JP Morgan Chase Bank
New York, New York 10004

ABA#:	021000021

Account#:	XXX-XXXXXX

Beneficiary:	Getty Properties Corp.
Jericho, New York 11753